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                                                                      Exhibit 21


                    PCA INTERNATIONAL, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT



The following is a list of the Company's subsidiaries and affiliates at February 1, 1998 indicating the percentage of ownership and the state or country of incorporation:

                                                                    Percentage
                                                                    of Voting
                                                                    Securities
                                             State or Country         Owned
                                                    of                by the
                  Name                        Incorporation          Company
-----------------------------------------    ------------------  ---------------

Photo Corporation of America                 North Carolina            100%

PCA National, Inc.                           North Carolina             *

PCA Specialty Photo Retail Corporation       North Carolina             **

PCA Photo Corporation of Canada, Inc.        North Carolina            100%

PCA of Mexico SA DE CV                       Mexico                     99%

PCA of Argentina S.A.                        Argentina                 100%

American  Studios, Inc.                      North Carolina            100%



 * PCA National, Inc. is a subsidiary of Photo Corporation of America.

** PCA Specialty Photo Retail Corporation is a subsidiary of PCA National, Inc.